Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333- 120524 of our report dated March 28, 2005 (February 7, 2006 as to Note
23), relating to the consolidated financial statements of Zanett, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
New York
February 7, 2006